UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 12, 2014, the Company entered into an agreement to resolve claims by FalconStor arising from the involvement of its former CEO, ReiJane Huai, with respect to improper payments made to a Company customer.

Pursuant to the agreement the Estate of ReiJane Huai will transfer FalconStor common stock in Mr. Huai’s estate to FalconStor. The number of shares to be transferred will be determined by dividing $5.25 million by the average trading price of FalconStor stock for ten trading days, but will not be less than three million shares.

Among the other terms of the agreement are the following:

•	Upon the transfer of the shares to FalconStor, FalconStor will dismiss its lawsuit against the Estate and FalconStor and the Estate will provide general releases of all claims.

•	FalconStor will register for resale, by the Estate, the remaining shares of FalconStor stock formerly registered in the name of Mr. Huai.

•	FalconStor has a right of first refusal to purchase the remaining shares of FalconStor stock held by the Estate if the Estate proposes to dispose of such shares in any private transactions.

•
Any shares of FalconStor stock held by the Estate are subject to a five-year voting agreement that requires the Estate to vote the shares in accordance with the recommendations of FalconStor’s Board of Directors.

The above is a summary of certain terms of a settlement agreement and release. For the full terms of the settlement agreement and release, please see Exhibit 99.1 to this Form 8-K.

The Settlement Agreement and Release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The information reported under Item 1.01 is incorporated herein by reference.

The text of a press release issued by the Company regarding the settlement is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
	Exhibit Number	Description
	99.1	Settlement Agreement and Release dated June 12, 2014, between FalconStor Software, Inc. and and Shu-Wen Huai, Executor of the Estate of ReiJane Huai, Deceased
	99.2	Press release of the Company dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCONSTOR SOFTWARE, INC.

Date: June 12, 2014	By:	/s/ Louis J. Petrucelly
		Name:	Louis J. Petrucelly
		Title:	Executive Vice President and Chief Financial Officer